Exhibit 99.1

NOTICE OF CONDITIONAL REDEMPTION

The Hertz Corporation
5.875% Senior Notes due 2020 ("2020 Notes")
CUSIP Number (Registered): 428040 CP2*

NOTICE IS HEREBY GIVEN, pursuant to the Indenture referred to below, that The Hertz Corporation, a Delaware corporation (the “Company”), has elected to redeem, subject to the satisfaction of the conditions precedent as set forth below, on the Redemption Date (as defined below), $699,800,000 in aggregate principal amount of outstanding 2020 Notes under the Indenture, which represents all of the outstanding 2020 Notes, at the Redemption Price set forth below; provided, however, that if the net proceeds from the Capital Markets Offerings (as defined in Annex A hereto) are less than $700,000,000, then the Company instead has elected to redeem the maximum aggregate principal amount of Outstanding 2020 Notes possible using such net proceeds as determined by the Company in its sole and absolute discretion. As further described below, in the Company’s discretion, the Redemption Date may be delayed until such time as such conditions precedent shall be satisfied as provided below, or such redemption may not occur and this notice may be rescinded in the event that any or all such conditions precedent shall not have been so satisfied by the Redemption Date, or by the Redemption Date as so delayed.
As used herein, the term “Indenture” means the Indenture, dated as of October 16, 2012, as supplemented, among the Company (as successor to HDTFS, Inc.), the Subsidiary Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Indenture.
The Redemption Price with respect to any redeemed 2020 Note is equal to 100.000% of the principal amount thereof, plus the accrued but unpaid interest thereon to, but excluding, the Redemption Date.
The redemption date is expected to be August 11, 2019 or, if the conditions precedent set forth below are not satisfied as provided below on or prior to August 11, 2019, such later date (but not later than September 10, 2019) as such conditions precedent are so satisfied (such date of such redemption, the “Redemption Date”).
The redemption is subject to the satisfaction of each of the following conditions precedent: (i) the consummation (as and when determined by the Company, and as and to the extent the Company shall require, in each case in its sole and absolute discretion), on or prior to August 11, 2019 (or such later date on or prior to September 10, 2019 as may be determined by the Company in its sole and absolute discretion) of the Transactions (as defined in Annex A hereto) on terms and conditions satisfactory in all respects to the Company in its sole and absolute discretion, including but not limited to the satisfaction (as determined by the Company, and as and to the extent the Company shall require, in each case in its sole and absolute discretion) of any condition precedent to such consummation under any agreement, instrument or other document providing for, governing or otherwise relating to any such Transaction, and (ii) the delivery to the Trustee of written notice by

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* Neither the Company nor the Trustee shall be held responsible for the selection or use of any CUSIP number, nor is any representation made as to the correctness or accuracy of the CUSIP number listed in this Redemption Notice or printed on the 2020 Notes. They are included solely for convenience of the Holders.

the Company (in its sole and absolute discretion) to the effect that such consummation of such Transactions has occurred (as so determined, and as and to the extent so required, by the Company), and the effectiveness of such written notice. The written notice referred to in clause (ii) of the foregoing sentence shall be effective upon delivery, if delivered on or prior to 12:00 p.m., New York City time on any given day, and if delivered after 12:00 p.m., New York City time on the date of delivery, shall be effective as of 12:01 a.m. New York City time the following Business Day unless the notice expressly states that it shall be effective as of the time of delivery.
The Company shall be entitled to delay, and may delay, the redemption of the 2020 Notes until such time as such conditions precedent shall be satisfied as provided above. Such redemption shall not occur in the event that such conditions precedent have not been so satisfied by September 10, 2019. In the event that such conditions precedent have not been so satisfied by such date, the Company will so notify the Trustee and the Holders of the 2020 Notes at the Holders’ addresses appearing in the Note Register, and upon any such notice, this redemption notice shall be rescinded and of no force or effect for any purpose.
Payment of the Redemption Price will become due and payable on the Redemption Date only upon presentation and surrender of 2020 Notes to the Trustee as follows:

Registered & Certified Mail:	Regular Mail or Air Courier:

WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC N9300-070 PO Box 1517 Minneapolis, MN 55480-1517	WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC N9300-070 600 South Fourth Street, 7th Floor Minneapolis, MN 55479

For Information or Confirmation by Telephone: (800) 344-5128, Option 0 Attn: Bondholder Communications
Interest on the Outstanding 2020 Notes called for redemption shall cease to accrue on and after the Redemption Date, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.
IMPORTANT NOTICE
Pursuant to U.S. federal tax laws, you have a duty to provide the required type of tax certification form to anyone making a payment to you that could constitute income or gross proceeds reportable to you. That tax certification documentation must be received by the Paying Agent (which includes the term “Withholding Agent” if you are a Nonresident Alien Individual or Foreign Entity) on or before the date of the payment, or the date on which the transaction is reportable on either IRS Form 1099 or IRS Form 1042-S even if no payment is made at that time. If you do not provide a valid tax certification form as required, the Paying Agent will be required to apply the maximum amount of withholding on that reportable payment. For example, if you are a U.S. taxpayer and do not provide a Form W-9 by the effective date of a merger, the trade date of a sale, the maturity date for a bond, or the payment date for interest or dividends, the Paying Agent is required to apply 28% backup withholding to the amount reportable as gross proceeds on a Form 1099-B, the interest amount reportable on a Form 1099-INT or the dividend amount reportable on a Form 1099-DIV. If you are a foreign person or entity, you are required to provide the applicable type of IRS Form W-8 by those aforementioned dates, and failure to do so can result in a 30% withholding rate being applied to the amount of the payment reportable on IRS Form 1042-S.

The Hertz Corporation
Date: July 12, 2019

ANNEX A
TRANSACTIONS
As used in this Notice of Redemption, the term “Transactions” means collectively, the following:

(1)
the receipt by the Company of net proceeds in an amount equal to at least $700 million (or such other amount as may be determined by the Company in its sole and absolute discretion and provided that, for the avoidance of doubt, if such amount is less than $700 million, then as set forth in this Notice of Redemption, the Company may instead elect to redeem the maximum aggregate principal amount of Outstanding 2020 Notes possible using such net proceeds as determined by the Company in its sole and absolute discretion) from the issuance of securities in one or more capital markets offerings (the “Capital Markets Offerings”) in a form, on terms and subject to conditions, and pursuant to documentation that is in each case in form and substance, satisfactory to the Company, in its sole and absolute discretion; and

(2)
all other transactions relating to any of the foregoing (including but not limited to payment of fees and expenses related to any of the foregoing) as determined by, and pursuant to documentation that is in each case in form and substance satisfactory to, the Company in its sole and absolute discretion.